UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 regarding the issuance of Series D Preferred Stock pursuant to the Purchase Agreement is incorporated into this Item 3.02 by reference. The issuance of Series D Preferred Stock pursuant to such Purchase Agreement was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) under the Securities Act.

Item 8.01.	Other Events.

On September 29, 2015, pursuant to the previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 28, 2015, entered into by and between Immune Pharmaceuticals Inc. (the “Company”) and Discover Growth Fund, a Cayman Islands exempted mutual fund, and upon the satisfaction of the closing conditions included therein, the Company issued and sold 316 shares of the Company’s Series D Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), for total gross proceeds of $3.0 million, with a 5% original issue discount, or the sale of approximately $3.16 million.

Copies of the Certificate of Designations of the Series D Preferred Stock and the Purchase Agreement were filed as exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 29, 2015, and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: September 30, 2015	By:	/s/ Gad Berdugo
		Name:	Gad Berdugo
		Title:	Chief Financial Officer

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